Exhibit 14.2


                       INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 ("Registration Statement") of Federated Pennsylvania Municipal Income Fund, a portfolio of Municipal Securities Income Trust, of our report dated January 19, 1996, appearing in the Annual Report of Pennsylvania Tax-Free Income Portfolio, a portfolio of William Penn Interest Income Fund, for the year ended December 31, 1995, and to the incorporation by reference of such report in the Prospectus and Statement of Additional Information of Pennsylvania Tax-Free Income Portfolio, a portfolio of William Penn Interest Income Fund, dated
March 15, 1996, and the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement of Federated Pennsylvania Municipal Income Fund, a portfolio of Municipal Securities Income Trust, of our report dated January 22, 1997, appearing in the Annual Report of Pennsylvania Tax-Free Income Portfolio, a portfolio of William Penn Interest Income Fund, for the year ended December 31, 1996.



By:/s/ ERNST & YOUNG LLP
   Ernst & Young LLP

Reading, PA
June 2, 1997